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                                                                  EXHIBIT 3.1(a)

                         CERTIFICATE OF INCORPORATION
                                      OF
                      SEALRIGHT MANUFACTURING-EAST, INC.

          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the corporation is Sealright Manufacturing-East, Inc.

          SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) shares of common stock, of the par value of One Cent ($.01) per share, and one million (1,000,000) shares of preferred stock, of the par value of One Cent ($.01) per share.

          (a) The privileges, powers, rights, qualifications, limitations and restrictions of the common stock are as follows:

               (1) The holders of common stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

               (2) In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of common stock shall be entitled to receive the remaining assets of the Corporation available for distribution, following payment of all liabilities of the Corporation, the expenses of liquidation, and the preferential distributions due to the holders of preferred stock, if any.

               (3) Except as may be otherwise required by law or by the Certificate of Incorporation, each holder of common stock shall have one vote in respect of each share of stock held by him on all matters voted upon by the stockholders.

               (4) The holders of the common stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

          (b) The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and
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by filing a certificate pursuant to the applicable law of the State of Delaware
(such certificate being hereinafter referred to as a "Certificate Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

          FIFTH:  The name and address of the incorporator are as follows:

                  Name                       Address
                  ----                       -------

                  Lorna Wright Haberkern     3500 One Kansas City Place
                                             1100 Main
                                             Kansas City, MO  64105

          SIXTH: Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.

          The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws.

          SEVENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

          To make, adopt, alter, amend or repeal the Bylaws of the Corporation;

          To, in its sole discretion, call special meetings of the stockholders of the Corporation;

          To set apart out of any of the money or funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created;

          When and as authorized by the stockholders' vote, to sell, lease or exchange all or substantially all of the property or assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of (or both), any other corporation or corporations as the Board of Directors may deem expedient and for the best interests of the Corporation; and

          To sell, issue or otherwise dispose of common stock or any other securities of the Corporation, including preferred stock, debentures, bonds, mortgages, notes, certificates, and any and all other securities whatsoever, for such consideration as the Board of Directors in its discretion shall determine; provided, however, that no shares of stock shall be sold for any consideration not in accordance with the laws of the State of Delaware.

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          The Corporation may in its bylaws confer powers additional to the foregoing upon the directors, in addition to the powers, authorities and duties expressly conferred upon them by law.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by Delaware General Corporation Law as it now exists or may hereafter be amended. Notwithstanding the foregoing, a director shall be liable to the extent provided by the existing Delaware General Corporation Law (a) for breaches of the directors' duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under the provisions of section 174 of Title 8 of the Delaware Code (relating to unlawful stock purchase or redemption) and any amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Corporation existing at the time of such repeal or modification.

          TENTH: The Corporation shall have the power to indemnify officers, directors, employees and agents as follows:

               (a) Any person who, by reason of the fact he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, shall be indemnified by the Corporation, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no

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     reasonable cause to believe his conduct was unlawful. Such indemnification shall be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually reasonably incurred by him in connection with such action, suit or proceeding; provided, however, that with respect to an action or suit by or in the right of the Corporation, such indemnification shall be only against expenses, including attorneys' fees, and in such cases no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which the action or suit was brought determines, upon application, that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit, or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding. Any other indemnification hereunder, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action of proceeding, that he had reasonable cause to believe that his conduct was unlawful.

               (b) Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

               (c) The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable statute as amended from time to time, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity while holding such office and shall continue as to a person who has caused to be a director, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators of such person.

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               (d)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions herein.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 24th day of March, 1998.


                              /s/ Lorna Wright Haberkern
                              --------------------------
                              Lorna Wright Haberkern, Incorporator

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